Exhibit 10.1

SIXTH AMENDMENT TO

REVOLVING CREDIT AND SECURITY AGREEMENT

THIS SIXTH AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”) is made and entered into effective as of the 29th day of July, 2008 (the “Effective Date”) and effective as of June 30, 2008 with respect to Section 2.08 hereof, by and among UNION DRILLING, INC., a corporation organized under the laws of the State of Delaware (“Union Drilling” and/or “Borrower”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for the financial institutions (collectively “Lenders” and each a “Lender”), which are now or which hereafter become a party to the Credit Agreement (defined below) (PNC, in such capacity, “Agent”), and Lenders.

PRELIMINARY STATEMENTS

A Borrower, Lenders and Agent are parties to that certain Revolving Credit and Security Agreement dated March 31, 2005 (as amended, supplemented or modified from time to time, and to the date hereof, the “Credit Agreement”);

B Thornton Drilling Company, a Delaware corporation, merged with and into Union Drilling on or about December 31, 2006, with Union Drilling being the survivor of such merger (the “Thornton Merger”);

C Union Drilling Texas, LP, a Texas limited partnership, merged with and into Union Drilling on or about January 1, 2007, with Union Drilling being the survivor of such merger (the “Union LP Merger Transaction”, together with the Thornton Merger, the “Merger Transactions”);

D (i) On or about August 7, 2007, the Bylaws of Borrower were amended and restated in the form attached hereto as Exhibit A and (ii) on or about November 22, 2005 the Certificate of Incorporation of Borrower was amended and restated in the form attached hereto as Exhibit B (the “Amendments to Organizational Documents”); and

E Borrower, Lenders and Agent desire to amend the Credit Agreement and the Other Documents and to consent to the Amendments to Organizational Documents, and Agent and Lenders are willing to do so subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

1.01 Capitalized terms used in this Amendment are defined in the Credit Agreement, as amended hereby, unless otherwise stated.

ARTICLE II

AMENDMENT

The Credit Agreement is, effective as of the date hereof and subject to satisfaction of the conditions precedent set forth in Section 3.01 of this Amendment, hereby amended as follows:

2.01 Amendment to Section 1.1; Amendment of Certain Defined Terms. The definitions of “Change of Control”, “Fixed Charge Coverage Ratio” and “Pledge Agreements” contained in Section 1.1 of the Credit Agreement are hereby amended as follows:

“‘Change of Control’ shall mean the occurrence of any of the following events subsequent to the Closing Date: any “person” or “group” (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act) other than the Permitted Investors, shall own, directly or indirectly, Equity Interests in Borrower representing a majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Borrower, respectively (including for the purposes of the calculation of percentage ownership, any Equity Interests into which any Equity Interests of Borrower held by any of such “person” or “group” that are convertible or for which any such Equity Interests of Borrower or of any other Person may be exchanged and any Equity Interests issuable to such “person” or “group” upon exercise of any warrants, options or similar rights which may at the time of calculation be held by such “person” or “group”) or to have the power, directly or indirectly, to vote or direct the voting securities having a majority of the ordinary voting power for the election of directors of Borrower.

‘Fixed Charge Coverage Ratio’ shall mean and include, with respect to any fiscal period, the ratio of (a) consolidated EBITDA minus non-financed Net Capital Expenditures made by Borrower during such period (provided that Net Capital Expenditures shall only be included in this ratio, (i) if the amount of such Net Capital Expenditures is more than zero and (ii) if Net Capital Expenditures are incurred at any time after the first occurrence of which Borrower has average Undrawn Availability less than $30,000,000 for two consecutive months) to (b) all Senior Debt Payments payable on a current basis in respect such period, plus cash taxes, dividends and distributions paid, each calculated on a consolidated basis.

‘Pledge Agreements’ shall mean any pledge agreement between Agent and Borrower or any Person holding any Equity Interests in any Subsidiary of Borrower, as the same be amended, modified, supplemented or restated from time to time.”

2.02 Amendment to Section 1.1; Addition of Certain Defined Terms. Effective as of the date hereof, the following definitions are hereby added to Section 1.1 of the Credit Agreement to read as follows:

“‘Amended and Restated Certificate of Incorporation’ shall mean that certain Amended and Restated Certificate of Incorporation of Borrower filed with the Delaware Secretary of State on November 22, 2005.

‘Amended and Restated Bylaws’ shall mean that certain Amended and Restated Bylaws of Borrower adopted by Borrower’s board of directors on or about August 7, 2007.

‘Permitted Dividends’ shall mean the payment of cash dividends by Borrower to its stockholders so long as (i) no Default or Event of Default has occurred or would result therefrom, (ii) Undrawn Availability on a pro forma basis for the immediately preceding thirty (30) day period, and the immediately following thirty (30) day period, from the date such cash dividend is made by Borrower would exceed $30,000,000, and (iii) such cash dividends are made in accordance with its Amended and Restated Certificate of Incorporation.

‘Permitted Common Stock Repurchases’ shall mean the repurchase or redemption by Borrower of its common stock so long as (i) no Default or Event of Default has occurred or would result therefrom, (ii) Undrawn Availability on a pro forma basis for the immediately preceding thirty (30) day period, and the immediately following thirty (30) day period, from the date such repurchase is made by Borrower would exceed $30,000,000, and (iii) so long as such repurchase or redemption is made in compliance with Regulation U.

‘Sixth Amendment’ shall mean that certain Sixth Amendment to Revolving Credit and Security Agreement dated as of Sixth Amendment Closing Date executed by and among Borrower, PNC and the Lenders.

‘Sixth Amendment Closing Date’ shall mean July 29, 2008.”

2.03 Amendment to Section 1.1; Deletion of A Certain Defined Term. Effective as of the date hereof, the definition of “General Partner” contained in Section 1.1 of the Credit Agreement is hereby deleted in its entirety.

2.04 Amendment to Section 2.2. Effective as of the date hereof, Section 2.2 of the Credit Agreement is hereby amended as follows:

“2.22 Use of Proceeds.

(a) Borrower shall apply the proceeds of Advances to (i) pay fees and expenses relating to this transaction, (ii) provide for the working capital needs of its businesses as conducted on the Sixth Amendment Closing Date and its general corporate purposes, (iii) reimburse drawings under Letters of Credit and (iv) for the purpose of financing the Borrower’s repurchase or redemption of shares of common stock of the Borrower to the extent permitted by Section 7.7 of this Agreement and so long as not more than twenty-five percent (25%) of the value of the consolidated assets of Borrower is now, or will at any time be, represented by margin stock. As used in this Section, the term “margin stock”

and “purpose of buying or carrying” shall have the respective meanings ascribed to them in Regulation U of The Board of Governors of the Federal Reserve System, as amended).

(b) Without limiting the generality of Section 2.22(a) above, neither Borrower nor any other Person which may in the future become party to this Agreement or the Other Documents as Borrower, intends to use nor shall they use any portion of the proceeds of the Advances, directly or indirectly, for any purpose in violation of the Trading with the Enemy Act.”

2.05 Amendment to Section 4.10. Effective as of the date hereof, Section 4.10 of the Credit Agreement is hereby amended as follows:

“4.10 Inspection of Premises. At all reasonable times Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Borrower’s books, records, audits, correspondence and all other papers relating to the Collateral and the operation of Borrower’s business. Agent, any Lender and their agents may enter upon any of Borrower’s premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of Borrower’s business; provided, however, so long as no Default or Event of Default shall have occurred and be continuing, Agent shall provide Borrower with reasonable advance notice of such inspection, provided, further, (i) so long as no Default or Event of Default shall have occurred and be continuing and (ii) so long as average Undrawn Availability is not less than $30,000,000 for any three consecutive month period, Agent agrees that it will only conduct field examinations of the Borrower’s Collateral on a yearly basis.”

2.06 Amendment to Article IV. Effective as of the date hereof, Article IV of the Credit Agreement is hereby amended by adding a new Section 4.22 thereto to read as follows:

“4.22 Collateral. Lender represents that it in good faith is not relying upon any “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System, as amended) as Collateral in the extension or maintenance of the credit provided for in this Agreement. Notwithstanding the provisions of this Agreement, Lender hereby releases any security interest or other Lien it may have upon any shares of capital stock of the Borrower which are owned by the Borrower (whether held by the Borrower as treasury stock or otherwise).”

2.07 Amendment to Section 5.15. Effective as of the date hereof, Section 5.15 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“5.15 Margin Regulations. Borrower is not engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for “purchasing” or “carrying” “margin stock” as defined in Regulation U of such Board of Governors (other than repurchases or redemptions by the Borrower of common stock of the Borrower to the extent permitted by Section 7.7 of this Agreement) so long as not more than twenty-five percent (25%) of the value of the consolidated assets of Borrower is now, or will at any time be represented by margin stock. On the Sixth Amendment Closing Date and on the date the Borrower redeems any of the common stock of Borrower, Borrower shall furnish to Lender a statement in conformity with the requirements of the Federal Reserve Form U-1 referred to in Regulation U.”

2.08 Amendment to Section 7.6. Effective as of June 30, 2008, Section 7.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“7.6 Capital Expenditures. Contract for, purchase or make any expenditure or commitments for Net Capital Expenditures if a Default or Event of Default has occurred or would result therefrom; provided that for the period commencing on January 1, 2008 through June 30, 2008 the aggregate amount of all Net Capital Expenditures for Borrower shall not be in excess of $60,000,000.”

2.09 Amendment to Section 7.7. Effective as of the date hereof, Section 7.7 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“7.7 Dividends. Declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of Borrower or any Subsidiary of Borrower other than (i) dividends or distributions payable in its stock, or split-ups or reclassifications of its stock, (ii) Permitted Dividends and (iii) dividends and distributions made by any Subsidiary of Borrower or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of Borrower other than Permitted Common Stock Repurchases.”

2.10 Amendment to Section 7.15. Effective as of the date hereof, Section 7.15 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“7.15 Amendment of Certificate of Incorporation, By-Laws. Amend, modify or waive any term or material provision of its Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws or other organizational documents unless required by law.”

2.11 Amendment to Section 9.2. Effective as of the date hereof, Section 9.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“9.2 Schedules. Deliver to Agent (w) on or before the twenty-fifth (25th) day of each month as and for the prior month (a) accounts receivable agings inclusive of reconciliations to the general ledger, (b) accounts payable schedules inclusive of reconciliations to the general ledger, and (c) a Borrowing Base Certificate in form and substance satisfactory to Agent (which shall be calculated as of the last day of the prior month and which shall not be binding upon Agent or respective of Agent’s rights under this Agreement, (x) on a monthly basis, an Inventory report, (y) on or before the third day of each week and on or before the end of each month, a Rig status report, in form and substance satisfactory to Agent in its Permitted Discretion, which specifies, among other things, the location of each of the Borrower’s Rigs and (z) on the first Business Day after any acquisition or disposition of a Rig, an updated Borrowing Base Certificate reflecting such acquisition or disposition in form and substance satisfactory to Agent. In addition, at Agent’s request, each Borrower shall deliver: (i) confirmatory assignment schedules, (ii) copies of Customer’s invoices, and (iii) such further schedules, documents and/or information regarding the Collateral as Agent may require including trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner as Agent determines in its Permitted Discretion and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Agent in its Permitted Discretion and executed, to the extent applicable by each Borrower and delivered to Agent from time to time solely for Agent’s convenience in maintaining records of the Collateral, and any Borrower’s failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent’s Lien with respect to the Collateral.”

2.12 Amendment to Section 9.7. Effective as of the date hereof, Section 9.7 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“9.7 Annual Financial Statements. Furnish Agent and Lenders, within ninety (90) days after the end of the fiscal year, financial statements of Borrower, financial statements of Borrower and its Subsidiaries (if any) on a consolidating and consolidated basis, in each case including, but not limited to, statements of income and stockholders’ equity and cash flow from the beginning of the immediately prior fiscal year to the end of such prior fiscal year and the balance sheet as at the end of such prior fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Borrower and satisfactory to Agent (the “Accountants”). The report of the Accountants shall be accompanied by a statement of the Accountants certifying that (i) they have caused this Agreement to be reviewed, and (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Borrower’s compliance with the requirements or restrictions imposed by Sections 6.5, 7.4, 7.5, 7.7, 7.8 and 7.10 hereof. In addition, the reports shall be accompanied by a Compliance Certificate.”

2.13 Amendment to Section 9.9. Effective as of the date hereof, Section 9.9 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“9.9 Monthly Financial Statements. Furnish Agent and Lenders within thirty (30) days after the first two months of each fiscal quarter (provided, (i) with respect to January of each year, within the earlier of (a) March 31 of such year or (b) ten (10) days after the filing of the Borrower’s Form 10-K with the SEC or (ii) with respect to February of each year, within the earlier of (a) April 15 of such year or (b) twenty-five (25) days after the filing of the Borrower’s Form 10-K with the SEC), an unaudited balance sheet of Borrower and its Subsidiaries (if any) on a consolidating and consolidated basis and unaudited statements of income and stockholders’ equity and cash flow of Borrower and its Subsidiaries (if any) on a consolidating and consolidated basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the business of the Borrower. The reports shall be accompanied by a Compliance Certificate.”

2.14 Amendment to Section 16.6. Effective as of the date hereof, the last paragraph of Section 16.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“	with a copy to:	Union Drilling, Inc.
4055 International Plaza, Suite 610
Fort Worth, Texas 76109
		Attention:	David Goldberg
		Telephone:	(817) 546-4325
		Facsimile:	(817) 546-3329”

ARTICLE III

CONDITIONS PRECEDENT

3.01 Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Agent:

(a) Agent shall have received this Amendment duly executed by Borrower, in form and substance satisfactory to Agent and the Lenders and Agent’s legal counsel;

(b) Agent shall have received copies of the Amendments to Organizational Documents;

(c) The representations and warranties contained herein and in the Credit Agreement and the Other Documents, as each is amended hereby, shall be true and correct as of the date hereof, as if made on the date hereof;

(d) No Default or Event of Default shall have occurred and be continuing, unless such Default or Event of Default has been specifically waived in writing by Agent and Lenders;

(e) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel, and Borrower shall deliver to Agent a Secretary’s Certificate in form and substance satisfactory to Agent evidencing the same; and

(g) The Amendment Fee set forth in Section 5.03 hereof shall have been received by each Lender consenting to this Amendment and which is a signatory hereto.

ARTICLE IV

CONSENT; NO WAIVER

4.01 Consent. Upon the effectiveness of this Amendment (including the satisfaction of the conditions set forth in Section 3.01 hereof), Agent and the Lenders hereby consent to the Amendments to Organizational Documents which would otherwise cause a violation of Section 7.15 of the Credit Agreement and waive any Default or Event of Default which exists or existed solely as a result of the Borrower entering into the Amendments to Organizational Documents prior to the date hereof.

4.02 No Waiver. Except as set forth in Section 4.01, nothing contained in this Amendment shall be construed as a waiver by Agent or Lenders of any covenant or provision of the Credit Agreement, the Other Documents, this Amendment, or of any other contract or instrument among Borrower, Agent and Lenders, and the failure of Agent and/or Lenders at any time or times hereafter to require strict performance by Borrower of any provision thereof shall not waive, affect or diminish any right of Agent and Lenders to thereafter demand strict compliance therewith. Agent and Lenders hereby reserve all rights granted under the Credit Agreement, the Other Documents, this Amendment and any other contract or instrument among Borrower, Lenders and Agent.

ARTICLE V

RATIFICATIONS, REPRESENTATIONS AND WARRANTIES;

COVENANTS AND FEES

5.01 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the Other Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the Other Documents are ratified and confirmed and shall continue in full force and effect. Borrower, each Lender and Agent agree that the Credit Agreement and the Other Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

5.02 Representations and Warranties. Borrower hereby represents and warrants to Agent and Lenders that (a) the execution, delivery and performance of this Amendment and any and all Other Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of such Borrower and will not violate the Amended and Restated Certificates of Incorporation or Amended and Restated Bylaws or other organization documents or governing documents of Borrower; (b) the representations and warranties contained in the Credit Agreement, as amended hereby, and the Other Documents are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (c) no Default or Event of Default under the Credit Agreement, as amended hereby, has occurred and is continuing, unless such Default or Event of Default has been specifically waived in writing by Agent and Lenders; (d) Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement and the Other Documents, as amended hereby; and (e) Borrower has not amended its Amended and Restated Certificate of Incorporation or its Amended and Restated Bylaws or other organization or governing documents since the Amendments to Organizational Documents.

5.03 Covenants; Fees. In consideration of the amendments provided herein by the Lenders, the Borrower hereby agrees to pay to each Lender signatory hereto, an amendment fee in an amount equal to 0.05% of each Lender’s Commitment on the date hereof (the “Amendment Fee”). The Borrower, the Lenders and the Agent hereby agree and acknowledge that each Lender’s Amendment Fee shall be deemed fully earned and nonrefundable upon execution of this Amendment by the Borrower, and shall be payable on the date hereof.

ARTICLE VI

MISCELLANEOUS PROVISIONS

6.01 Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or the Other Documents, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the Other Documents, and no investigation by Agent or any closing shall affect the representations and warranties or the right of Agent and Lenders to rely upon them.

6.02 Reference to Credit Agreement. Each of the Credit Agreement and the Other Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement and such Other Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

6.03 Expenses of Agent. Borrower agrees to pay on demand all reasonable costs and expenses incurred by Agent and Lenders in connection with any and all amendments, modifications, and supplements to the Other Documents, including, without limitation, the costs and fees of Agent’s legal counsel, and all costs and expenses incurred by Agent in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any of the Other Documents, including, without, limitation, the costs and fees of Agent’s and Lenders’ legal counsel.

6.04 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

6.05 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent, Lenders and Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent and Lenders.

6.06 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

6.07 Effect of Waiver. No consent or waiver, express or implied, by Agent and/or Lenders to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

6.08 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

6.09 Applicable Law. THIS AMENDMENT AND ALL OTHER AGREEMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

6.10 Final Agreement. THE CREDIT AGREEMENT AND THE OTHER DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE CREDIT AGREEMENT AND THE OTHER DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWER, LENDERS AND AGENT.

6.11 Release. BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY ANY LOANS OR EXTENSIONS OF CREDIT FROM LENDERS TO BORROWER UNDER THE CREDIT

AGREEMENT OR THE OTHER DOCUMENTS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR LENDERS WITH RESPECT TO MATTERS RELATING TO THE CREDIT AGREEMENT OR THE OTHER DOCUMENTS. BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES AGENT AND LENDERS, THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH BORROWER MAY NOW OR HEREAFTER HAVE AGAINST AGENT, LENDERS, THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY LOANS OR EXTENSIONS OF CREDIT FROM LENDERS TO BORROWER UNDER THE CREDIT AGREEMENT OR THE OTHER DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR ANY OF THE OTHER DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

[Remainder of Page Intentionally Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first above written.

Borrower:

UNION DRILLING, INC.

By:	/s/ Christopher D. Strong
Name:	Christopher D. Strong
Title:	President and CEO

Agent and Lender:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Timothy S. Culver
Name:	Timothy S. Culver
Title:	Vice President

Commitment Amount:	$27,500,000
Commitment Percentage:	27.5%

Lenders:

NATIONAL CITY BUSINESS CREDIT, INC.

By:	/s/ Glenn P. Bartley
Name:	Glenn P. Bartley
Title:	Managing Director

Commitment Amount:	$20,000,000
Commitment Percentage:	20%

Contact Information for Notices:

National City Business Credit, Inc.
1965 E. 6th Street, Suite 400
Locator #3049
Cleveland, Ohio 44114
Attention:	Jason Hanes
Telephone:	(216) 222-9508
Facsimile:	(216) 222-9555

M&I BUSINESS CREDIT, LLC
(f/k/a DIVERSIFIED BUSINESS CREDIT, INC.)

By:	/s/ Sandra M. Crawford
Name:	Sandra M. Crawford
Title:	Vice President

Commitment Amount:	$13,750,000
Commitment Percentage:	13.75%

Contact Information for Notices:

M&I Business Credit, LLC
651 Nicollet Mall, Suite 450
Minneapolis, Minnesota 55402-1637
Attention:	Sandra M. Crawford
Telephone:	(612) 677-8709
Facsimile:	(612) 677-8798

CAPITAL ONE LEVERAGE FINANCE CORP.
(f/k/a NORTH FORK BUSINESS CAPITAL)

By:	/s/ Mike Ehlert
Name:	Mike Ehlert
Title:	SVP

Commitment Amount:	$18,750,000
Commitment Percentage:	18.75%

Contact Information for Notices:

Capital One Leverage Finance Corp.
5430 LBJ Freeway, Suite 1540
Dallas, Texas 75240
Attention:	Todd Kemme
Telephone:	(972) 770-2672
Facsimile:	(972) 770-2671

THE CIT GROUP/BUSINESS CREDIT, INC.

By:	/s/ Barbara J. Coffin
Name:	Barbara J. Coffin
Title:	Assistant Vice President

Commitment Amount:	$20,000,000
Commitment Percentage:	20%

Contact Information for Notices:

The CIT Group/Business Credit, Inc.
5420 LBJ Freeway
Dallas, Texas 75240
Attention:	Barbara Coffin
Telephone:	(972) 455-1682
Facsimile:	(972) 455-1619

EXHIBIT A

AMENDED AND RESTATED BYLAWS

EXHIBIT B

AMENDMENTS TO ORGANIZATIONAL DOCUMENTS